                                                                   EXHIBIT  10.2


                             EMPLOYMENT AGREEMENT
                             --------------------


          EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of February 27, 1997 by and between NATIONAL MEDIA CORPORATION (the "Company") a Delaware corporation and FREDERICK S. HAMMER ("Hammer").

                                  Background
                                  ----------
          The Company desires Hammer to serve as Chairman of the Board of Directors and Hammer desires to accept such position. The parties further desire to set forth herein the terms and conditions of Hammer's service to the Company. Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and Hammer agree as follows:

          1.   Employment.
               ----------

               (a)  Duties. The Company shall employ Hammer as Chairman of the
                    ------
Board of Directors of the Company (the "Board"), as an "at will" employee, on the terms set forth in this Agreement. Hammer accepts such employment with the Company and shall preside at all meetings of the Board of Directors and perform and fulfill such other duties as are reasonably assigned to him hereunder by the Board, devoting his best efforts and professional time and attention to the performance and fulfillment of his duties and to the advancement of the interests of the Company, subject only to the direction, approval, control and directives of the Board. It is understood that Hammer will not serve in this position on a full-time basis, and will have no minimum number of hours or days per annum that are required to be devoted to the Company's affairs as Chairman, except as fixed by the Board. It is expected that Hammer will continue his regular employment with another business. Furthermore, nothing contained herein shall be construed, to prevent Hammer from investing, trading in or managing, for his own account and benefit, stocks, bonds, securities, real estate, commodities or other forms of investments (subject to law and Company policy with respect to trading in Company securities), or serving on noncompetitive corporate boards.

               (b)  Place of Performance. In connection with his employment by
                    --------------------
the Company, Hammer shall be based in the Philadelphia, Pennsylvania metropolitan area, except for required travel on Company business. Company shall furnish Hammer with office space, stenographic assistance and such other facilities and services as shall be suitable to Hammer's position and sufficient and satisfactory to Hammer for the performance of his duties as Chairman of the Board.

          2.   Term.
               ----

               Hammer's employment under this Agreement shall commence as of February 27, 1997 (the "Commencement Date") and may be terminated at anytime by the Board of Directors of the Company, with or without cause, on 10 days' written notice. As used herein, the term "Term" shall refer to the period during which Hammer is employed hereunder.

          3.   Compensation.
               ------------

               (a)  Salary.  During the Term, Hammer shall be paid an annual
                    ------
salary at the rate of $200,000 per annum (the "Base Salary") payable in installments at such times as the Company customarily pays its other senior executive employees (but in any event no less often than monthly). The Base Salary may be increased from time to time by the Board of Directors as conditions warrant including, but not limited to, Hammer's performance as determined by the Board of Directors.

               (b)  Options.  As an inducement to Hammer to increase shareholder
                    -------
value, the Company hereby grants to Hammer options (the "Options") to purchase up to 100,000 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock"). The exercise price under the Options shall be $6.625 per share, the fair market value of a share of Common Stock as of the date hereof. The Options shall expire ten (10) years from the date hereof and shall vest as follows:

                              (1) one-quarter of the Shares shall vest on
                                  February 27, 1997;

                              (2) one-quarter of the Shares shall vest on
                                  February 27, 1998;

                              (3) one-quarter of the Shares shall vest on
                                  February 27, 1999;

                              (4) one-quarter of the Shares shall vest on
                                  February 27, 2000.

All of the Options described above shall be issued outside of and shall not be subject to the Company's existing stock option plan, but such Options shall otherwise be on terms consistent with options issued under such plan to other executives of the Company. The specific terms of such grant shall be set forth in a separate stock option agreement. The Options vested through the date of any termination hereunder shall be exercisable in accordance with the option agreement, regardless of the manner of termination; and notwithstanding the foregoing, upon the death of Hammer during the existence of such Options, all unvested portions thereof shall immediately vest.

               (c)  Health Insurance and Other Benefits. During the Term, Hammer
                    -----------------------------------
shall receive all benefits offered by the Company to its senior executives and key management employee benefits offered by the Company to its senior executives and key management employees, including, without limitation, all pension, profit sharing, retirement, salary continuation, deferred compensation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance and any other benefit plan or arrangement established and maintained by the Company, subject to the rules and regulations then in effect regarding participation therein. Unless such change is required by federal, state or local law, the Company shall not make any changes in any employee benefit plan or arrangement that would result in a disproportionately greater reduction in the rights of, or benefits to, Hammer compared with any other senior executive of the Company.

          4.   Life Insurance.
               --------------

               (a)  Purchase. Provided that Hammer is insurable at rates that
                    --------
are comparable to those obtainable on other persons of similar age and position in good health (if Hammer is classified in a higher risk category he may elect to pay the excess premium cost to obtain the coverage), during the Term, the Company shall provide Hammer, or at the option of Hammer, Hammer's Life Insurance Trust, with a company-paid term life insurance policy in the face amount of $1,000,000. At Hammer's option, Hammer may obtain an insurance policy in lieu of a policy provided by the Company hereunder, and the Company shall pay premiums therefor as set forth in invoices presented to the Company; provided the Company shall not be required to pay premiums in excess of the out-of-pocket costs it would otherwise have incurred had it purchased such policy directly. The owner of such life insurance policy shall be Hammer or Hammer's Life Insurance Trust, as directed by Hammer.

               (b)  Payment of Premiums.  The Company shall    timely pay all
                    -------------------
premiums for such life insurance whether provided by the Company for Hammer or by Hammer's Life Insurance Trust.

               (c)  Medical Examination.  Hammer agrees to submit to all medical
                    -------------------
examinations, supply all information and execute all documents required by the insurance company in connection with the issuance of a policy for such insurance as well as for any key man insurance the Company may desire to maintain on Hammer's life.


          5.   Reimbursement of Expenses; Automobile Allowance.
               -----------------------------------------------

               (a) Hammer shall be reimbursed for all items of travel, entertainment and miscellaneous expenses which Hammer reasonably incurs in connection with the performance of his duties hereunder, provided that Hammer shall submit to the Company such statements and other evidence supporting said expenses as the Company may reasonably require.

               (b) The Company shall pay Hammer a monthly automobile allowance of $600.00.

          6.   Termination of Employment.
               -------------------------

               (a)  Death. In the event of the death of Hammer during the Term,
                    -----
this Agreement shall terminate. The terms of the option agreements pertaining to the Options shall control as to the vesting and expiration thereof upon the death of Hammer. Upon termination of this Agreement under this Section 6(a), the Company shall have no further obligations or liabilities under this Agreement, except to pay to Hammer's estate the portion, if any, that remains unpaid of the Base Salary for the period prior to termination.

               (b)  Discharge for Cause. The Company may discharge Hammer for
                    -------------------
Cause and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate Hammer's employment if Hammer, in the reasonable judgment of the Company, (i) materially breaches any of his agreements, duties or obligations under this Agreement and has not cured or commenced in good faith to cure such breach within ten (10) days after notice; (ii) embezzles or converts to his own use any funds of the Company or any client or customer of the Company; (iii) converts to his own use or unreasonably destroys any property of the Company, without the Company's consent; (iv) is convicted of a felony; (v) is adjudicated as mentally incompetent; or (vi) is habitually intoxicated or is diagnosed by an independent medical doctor to be addicted to a controlled substance or any drug whatsoever. Notwithstanding the foregoing, Hammer shall not be deemed to have been terminated for Cause unless and until Hammer has received ten (10) days' prior written notice ("Dismissal Notice") of such termination. In the event Hammer does not dispute such determination within ten (10) days after receipt of the Dismissal Notice, Hammer shall not have the remedies provided pursuant to
Section 6(e) of this Agreement.

               (c)  Termination at will. Either party may terminate this
                    -------------------
Agreement upon ten (10) days' prior written notice. Except as provided in
Section 6(d) of this Agreement, such termination shall be without liability to either party.

               (d)  Termination without Cause or for Good Reason.
                    --------------------------------------------
                    (i) In the event that Hammer's employment is terminated by the Company without Cause under Section 6(c) of this Agreement, or Hammer shall resign for "Good Reason," as defined in Section 6(d)(ii) of this Agreement, then, to the extent provided below, the Company shall:

                         (1)  pay Hammer in lieu of other damages, except as
specifically provided herein, an amount equal one years' Base Salary at the then current amount. Such amounts shall be payable in installments equal to installments of Base Salary then payable to Hammer as provided herein until such amount is paid in fall. During such period of payments, the restrictions contained in Section 9(a)(i) of this Agreement shall be applicable to Hammer, except that Hammer may accept employment he might not otherwise accept under
Section 9 (a)(i) of this Agreement, in which event payment of salary received from such other employment shall be deducted from payments made hereunder; and

                         (2)  maintain in full force and effect, for the
continued benefit of Hammer for a period of six (6) months after termination or for the balance of the Term, whichever is greater, all employee benefit plans and programs, except option plans and except bonus plans to the extent Hammer is not employed by the Company for all or a portion of the period of measurement for the bonus, in which Hammer was entitled to participate immediately prior to Hammer's discharge or resignation, provided that Hammer's continued participation is possible under the general terms and provisions of such benefit plans and programs, and provided further that any Options unvested and unexercisable at the date of termination shall then become vested and exercisable. In the event that Hammer's participation in any such benefit plan or program is barred, the Company shall arrange to provide Hammer with benefits substantially similar to those which Hammer is entitled to receive under such plans and programs. At the end of the period of coverage, Hammer shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company which relates specifically to Hammer.

                    (ii) For purposes of this Section 6(d), "Good Reason" shall mean the failure by the Company to comply with the material provisions of this Agreement which failure is not cured within thirty (30) days after notice. Notwithstanding the foregoing, Hammer shall not be deemed to terminate this Agreement for Good Reason unless and until the Company has received five (5) days prior written notice of termination ("Notice of Termination for Good Reason). In the event the Company does not dispute such termination within ten
(10) days after receipt of such Notice of Termination for Good Reason, the Company shall not have the remedies provided pursuant to Section 6(e) of this Agreement.

               (e)  Arbitration. In the event that Hammer disputes a
                    -----------
determination that Cause exists for terminating his employment pursuant to
Section 6(b) of this Agreement,
or the Company disputes the termination that Good Reason exists for Hammer's termination of his Employment pursuant to Section 6(d)(ii) of this Agreement, either party disputing this determination shall serve the other with written notice of such dispute ("Dispute Notice") within thirty (30) days after receipt of the Dismissal Notice or Notice of Termination for Good Reason. Within fifteen (15) days thereafter, Hammer or the Company, as the case may be, shall, in accordance with the Rules of the American Arbitration Association ("AAA"), file a petition with the AAA for arbitration of the dispute, the costs thereof to be shared equally by Hammer and the Company unless an order of the AAA provides otherwise and each party shall be responsible for his or its legal fees. Such proceeding shall also determine all other disputes between the parties relating to Hammer's employment. The parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their rights to appeal therefrom.

               (f)  Termination by Company. If this Agreement is terminated by
                    ----------------------
the Company pursuant to Section 6(c) of this Agreement after February 27, 1999, any Options unvested and unexercisable at the date of termination of this Agreement shall then become immediately vested and exercisable.

          7.   Change in Control.  Upon a Change in Control, as hereinafter
               -----------------
defined, notwithstanding anything in this Agreement to the contrary, the following terms and provisions shall apply:

               (a) If, within one year following the Change in Control, there is a Termination of Employment (as defined below), then the following provisions shall become applicable:

                    (i) Hammer shall receive an immediate lump sum payment (within thirty (30) days following the Termination of Employment), of one (1) years' Base Salary at the then current amount;

                    (ii) All allowances and benefits, as contained in Section 3(c)-(d), 4 and 6 of this Agreement, shall be continued for the one year following the Termination of Employment; and

                    (iii) All unvested and unexercised stock options held by Hammer shall become immediately vested and exercisable by Hammer, and shall remain exercisable until the date of expiration of the option exercise period.

               (b) As used in this Section 7, "Termination of Employment" shall mean termination of Hammer's employment (i) by the Company for any reason, or
(ii) by Hammer's death or resignation.

               (c) As used in this Section 7, a "Change in Control" shall be deemed to have taken place if: (i) subsequent to February 27, 1997, any "Person" (including any individual, firm, corporation, partnership or other entity except Hammer, the Company or any employee benefit plan of the Company or of any Affiliate or Associate (each as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), and any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the beneficial owner in the aggregate of twenty percent (20%) or more of the Common Stock of the Company then outstanding; or (ii) during the Term of this Agreement, individuals who, as of February 27, 1997, constituted the Board cease for any reason to constitute a majority thereof.

               (d)  It is the intention of the parties that the payments under
Section 7(a) of this Agreement shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. Accordingly, notwithstanding anything in this Section 7 to the contrary, if any of the amounts otherwise payable under Section 7(a) of this Agreement would constitute "excess parachute payments," or if the independent accountants acting as auditors for the Company on the date of the Change of Control determine that such payments may constitute "excess parachute payments," then the cash amounts otherwise payable under Section 7(a) of this Agreement shall be reduced to the maximum amounts that may be paid without any such payments or other benefits under this Section 7 constituting, or potentially constituting, "excess parachute payments."

          8.   No Mitigation. Hammer shall not be required to mitigate the
               -------------
amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise not, except as provided herein, shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by Hammer as the result of his employment by another employer.

          9.   Restrictive Covenant.
               --------------------

               (a)  Competition.
                    -----------

                    (i) Hammer undertakes and agrees that he will not compete, directly or indirectly, or participate as a director, officer, employee, consultant, agent, representative or otherwise, or as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business competing directly with the infomercial direct response business of Company or any of its subsidiaries within any geographical area in which the business of Company or its subsidiaries is being conducted during Hammer's employment (1) during the Term of this Agreement; (2) for a period of six (6) months after termination of this Agreement pursuant to Section 6(b) of this Agreement; and (3) subject to Section 6(d)(i)(1) of this Agreement, for any period after termination during which payments are made to Hammer under Section 6(d)(i) of this Agreement with respect to termination by the Company or Hammer pursuant to Section 6(c) of this Agreement.

                    (ii) Hammer further undertakes and agrees that during the Term of this Agreement and for a period of six (6) months after the termination or expiration or while payments are made pursuant to Section 6(d)(i)(1) of this Agreement he will not, directly or indirectly, employ, cause to be employed, or solicit for employment any of Company's or its subsidiaries' employees.

               (b)  Trade Secrets. During the Term hereof and after termination
                    -------------
or expiration for any reason, Hammer shall not disclose, divulge, copy or otherwise use any trade secret of the Company or its subsidiaries other than any knowledge or information already known to Hammer prior to this Agreement, it being acknowledged that all such new information and materials compiled or obtained by or disclosed to Hammer while employed by the Company or its subsidiaries hereunder or otherwise are confidential and the exclusive property of the Company and its subsidiaries.

               (c)  Injunctive Relief. The parties hereto agree that the remedy
                    -----------------
at law for any breach of the provisions of this Section 9 will be inadequate and that the Company or any of its subsidiaries or other successors or assigns shall be entitled to injunctive relief without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

               (d)  Scope of Covenant. Should the duration, geographical area or
                    -----------------
range of prescribed activities in Section 9(a) of this Agreement be held unreasonable by any court of competent jurisdiction, then such duration, geographical area or range of prescribed activities shall be modified to such degree as to make it or them reasonable and enforceable.

          10.  Counsel Fees and Indemnification.
               --------------------------------

               (a) In the event that it shall be necessary or desirable for Hammer to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, including participation in any proceeding contesting the validity or enforceability of this Agreement and any arbitration proceeding pursuant to
Section 6(e) of this Agreement, Hammer shall be entitled to recover from the Company his reasonable attorney's fees and costs and expenses in connection with the enforcement of his rights. No fees shall be payable if the Company is successful on the merits.

               (b) The Company shall indemnify and hold Hammer harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by Hammer, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or, proceeding) in which Hammer is made or is threatened to be made a party by reason of any act or omission of Hammer in his capacity as an officer, director or employee of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor. Expenses (including attorneys' fees) incurred by Hammer in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Hammer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 10(b).

          11.  Miscellaneous.
               -------------

               (a)  Notices.  Any notice, demand or communication required or
                    -------
permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

                    To the Company:

                           National Media Corporation
                           Eleven Penn Center, Suite 1100
                           1835 Market Street
                           Philadelphia, Pennsylvania  19103
                           FAX #:  (215) 988-4869
                           Attn:  Corporate Secretary

                    To Hammer:

                           Mr. Frederick S. Hammer
                           520 Meadowbrook Circle
                           Wayne, Pennsylvania  19087

The foregoing addresses may be changed at any time by notice given in the manner herein provided.

               (b)  Integration: Modification. This Agreement dated the date
                    -------------------------
hereof constitutes the entire understanding and agreement between the Company and Hammer regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by Hammer and a duly authorized officer of the Company.

               (c)  Enforceability.  If any provision of this Agreement shall be
                    --------------
invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

               (d)  Binding Effect. This Agreement shall be binding upon and
                    --------------
inure to the benefit of the parties, including their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by Hammer. This Agreement supersedes the Prior Employment Agreement, which is hereby deemed null and void and of no further force or effect.

               (e)  Waiver of Breach. No waiver by either party of any condition
                    ----------------
or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

               (f) This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws rules. Each of the parties agrees that he or it, as the case may be, shall deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by him or it, as the case may be, hereunder; and that this Agreement shall be interpreted, construed and enforced in accordance with the foregoing covenant notwithstanding any law to the contrary.

               (g)  Heading. The headings of the various sections and paragraphs
                    -------
shall not be considered in interpreting this have been included herein for convenience only and shall not be considered in interpreting this Agreement.

               (h)  Counterparts.  This Agreement may be executed in several
                    ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been executed by Hammer and on behalf of the Company by its duly authorized officers and approved by its Compensation Committee, as of the date first above written.



Attest:                                  NATIONAL MEDIA CORPORATION



_________________________________        By:____________________________________
Secretary                                   Constantinos I. Costalas
                                            Vice Chairman and Chief Operating
                                            Officer



                                            ____________________________________
                                            Frederick S. Hammer



APPROVED:

COMPENSATION COMMITTEE



By:    _______________________________
       Jon W. Yoskin, II, Director
       Chairman of the Compensation
       Committee of the Board of
       Directors



       _______________________________
       Albert R. Dowden, Director